OFFICERS' CERTIFICATE PURSUANT TO
                             SECTION 301 OF THE INDENTURE


               We, the undersigned Lawrence A. Ferger, President and Chief Executive Officer, Paul T. Baker, Senior Vice President and Chief Operating Officer and Niel C. Ellerbrook, Senior Vice President and Chief Financial Officer of Indiana Gas Company, Inc. (the "Company"), in accordance with Section 301 of the Indenture, dated as of February 1, 1991, as supplemented and modified (the "Indenture"), of the Company to Bank of America Illinois, successor Trustee (the "Trustee"), and pursuant to the Pricing Committee Resolutions (capitalized terms used herein and not defined herein have the meaning specified in the Indenture) dated April 5, 1995 do hereby establish a series of debt securities with the following terms and characteristics (the numbered clauses set forth below correspond to the numbered subsection of
          Section 301 of the Indenture):

               1. The title of the securities of such series shall be "Medium-Term Notes, Series E" (individually a "Note" and collectively the "Notes");

               2. The aggregate principal amount of Notes which may be authenticated and delivered under the Indenture shall be limited to $55,000,000;

               3. The date or dates on which the principal of a Note shall be payable shall be determined at the time of sale of the Note by the proper officers of the Company and communicated to the Trustee by Company Order, or by the proper officers of the Company pursuant to the Administrative Procedure (attached hereto as Exhibit A) (the "Administrative Procedure") attached as Exhibit A to the Distribution Agreement, dated April 5, 1995 among the Company, Goldman, Sachs & Co., Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, provided, however, that in no event shall any Note have a term of less than nine months or more than 40 years from date of issue;

               4. Interest on the Notes shall be payable to the Person or Persons in whose names the Notes are registered at the close of business on the Regular Record Date (as hereinafter defined) for such interest, except as otherwise expressly provided in the form of Fixed Rate Note (as hereafter defined) attached hereto as Exhibit B and the form of Floating Rate Note (as hereinafter defined) attached hereto as Exhibit C;

               5. Any particular Note may bear interest at a fixed rate (any such Note being hereinafter called a "Fixed Rate Note") or at a floating rate (any such Note being hereinafter called a "Floating Rate Note") all as determined by the proper officers of the Company as follows: there shall be determined by the proper officers of the Company and communicated to the Trustee by Company Order, or by the proper officers of the Company pursuant to the Administrative Procedure, at the time of sale of the Notes or any particular Note, (l) in the case of Fixed Rate Notes, the interest rate or rates (including the interest rate on overdue principal, premium or interest, if any) applicable to such Fixed Rate Notes, and (2) in the case of Floating Rate Notes, the Initial Interest Rate, the Base Rate (which shall be the Commercial Paper Rate, LIBOR, the Treasury Rate, the CD Rate, the CMT Rate, the Federal Funds Rate, the Prime Rate or any other Base Rate determined at the time of sale of any particular Note), the Maximum Interest Rate, if any, the Minimum Interest Rate, if any, the Interest Payment Period, the Interest Reset Period, the Interest Reset Dates, the Interest Rate Determination Dates, the Index Maturity, the Spread, if any, the Spread Multiplier, if any (each of such terms being referred to in the form of Floating Rate Note attached hereto), and the interest rate on overdue principal, premium or interest, if any, applicable, to such Floating Rate Note; unless otherwise determined by the proper officers of the Company and communicated to the Trustee by Company Order, or by the proper officers of the Company pursuant to the Administrative Procedure at the time of sale of any particular Note, interest shall accrue on any Note from the Original Issue Date specified in such Note or the most recent date to which interest has been paid or duly provided for, the Interest Payment Dates for the Fixed Rate Notes shall be March 15 and September 15, and the Regular Record Dates with respect to such Interest Payment Dates shall be March 1 and September 1, respectively (whether or not a Business Day); the Interest Payment Dates on Floating Rate Notes shall be determined at the time of sale of the Notes by the proper officers of the Company and communicated to the Trustee by Company Order, or determined by the proper officers of the Company pursuant to the Administrative Procedure, and the Regular Record Date with respect to each such Interest Payment Date shall be the date 15 calendar days immediately preceding such Interest Payment Date (whether or not a Business Day); and interest on Floating Rate Notes which employ the Treasury Rate or the CMT Rate as the Base Rate shall be computed on the basis of the actual number of days in the year;

               6. The corporate trust office of Bank of America Illinois in the City of Chicago, State of Illinois shall be the office or agency of the Company at which the principal of and premium, if any, and interest, if any, on the Notes shall be payable, at which Notes may be surrendered for registration of transfer and exchange and at which notices and demands to or upon the Company with respect of the Notes and the Indenture may be served; provided, however, in the event that the Company issues Notes in certificated form the Company may establish an office or agency in the City of New York for such purpose;

               7. Any particular Note shall be redeemable in whole or in part, at the option of the Company as and to the extent determined at the time of sale of any particular Note by the proper officers of the Company and communicated to the Trustee by Company Order, or by the proper officers of the Company pursuant to the Administrative Procedure;

               8. The obligation, if any, of the Company to redeem or purchase any particular Note pursuant to any sinking fund or analogous provisions or purchase or repay all or a portion of any Note at the option of a Holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, any particular Note shall be redeemed or purchased or repaid, in whole or in part, pursuant to such obligation shall be determined at the time of sale of any particular Note by the proper officers of the Company and communicated to the Trustee by Company Order, or determined by the proper officers of the Company pursuant to the Administrative Procedure;

               9. Notes issued shall be issued in denominations of $1,000 or any amount in excess thereof that is an integral multiple of $1,000;

               10.  Not applicable.

               11.  Not applicable.

               12.  Not applicable.

               13. The Company reserves the right to make, by one or more Officers' Certificates supplemental to this Officers'
          Certificate, any additional covenants of the Company for the benefit of the holders of Notes, or any additional Events of Default with respect to all or any series of Securities
          Outstanding;

               14.  Not applicable;

               15. (a) The Notes may be issued in whole or in part in global form and the depositary for Notes issued in global form shall be The Depository Trust Company; interests in Notes issued in global form may not be exchanged, in whole or in part, for the individual securities represented thereby, except that (l) if the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed, the Company will issue individual certificated notes in exchange for global notes and (2) the Company may at any time and in its sole discretion determine not to have any particular Note represented by one or more global notes and, in such event, will issue individual certificated notes in exchange for the global notes;

                    (b) Business Day" means any day, other than a Saturday or Sunday, which is (a) not a day on which banking institutions or trust companies in The City of New York, New York and Chicago, Illinois are authorized or required by law, regulation or executive order to remain closed and (b) if the Base Rate specified with respect to any Security is LIBOR, is also a London Banking Day. "London Banking Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market;

                    (c) In the case of any Fixed Rate Note, if any Interest Payment Date, any Redemption Date, Optional Repayment Date or the Stated Maturity Date (as specified in such Fixed Rate
          Note) shall not be a Business Day (as defined in the form of Fixed Rate Note attached hereto), payment of amounts due thereon on such date may be made on the next succeeding Business Day (as defined in the form of Fixed Rate Note attached hereto), as if such payment were made on the date such payment were due and no interest shall accrue on such amounts for the period from and after such Interest Payment Date, Redemption Date, Optional Repayment Date or Stated Maturity, as the case may be, to such Business Day; in the case of any Floating Rate Note, if any Interest Payment Date (as specified in such Floating Rate Note) shall not be a Business Day (as defined in the form of Floating Rate Note attached hereto) payment of the amounts due thereon on such date may be made on the next succeeding Business Day (as defined in the form of Floating Rate Note attached hereto), except that, if the Base Rate specified in such Floating Rate
          Note is LIBOR and such next succeeding Business Day is in the next succeeding calendar month, such payment shall be made on the next preceding Business Day (as defined in the form of Floating Rate Note attached hereto). If the Stated Maturity, Redemption Date or Optional Repayment Date of a Floating Rate Note is not a Business Day, payments of principal and interest due on such Floating Rate Note may be made on the next succeeding Business Day, and no interest shall accrue on such amounts for the period from and after such Stated Maturity Date, Redemption Date or Optional Repayment Date, as the case may be, to such next succeeding Business Day;

                    (d) The Notes shall be substantially in the forms of Fixed Rate Note and Floating Rate Note attached hereto and hereby authorized and approved and shall have such further terms as set forth in such forms.

               We, the undersigned, Lawrence A. Ferger, Paul T. Baker and Niel C. Ellerbrook, do hereby further certify that all conditions precedent provided for in the Indenture relating to the action proposed to be taken by the Trustee as specified in an "Application for Authentication and Delivery of up to $55,000,000 in Aggregate Principal Amount of the Medium-Term Notes, Series E," dated as of the date hereof, have been satisfied.

               IN WITNESS WHEREOF, we have hereunto signed our names as of the 5th day of April, 1995.


                                        /s/ Lawrence A. Ferger
                                        Lawrence A. Ferger
                                        President and
                                        Chief Executive Officer



                                        /s/ Paul T. Baker
                                        Paul T. Baker
                                        Senior Vice President and
                                          Chief Operating Officer



                                        /s/ Niel C. Ellerbrook
                                        Niel C. Ellerbrook
                                        Senior Vice President and
                                         Chief Financial Officer

                                                                  Exhibit A


                    [See Annex II to the Distribution Agreement]

                                                                  Exhibit B

                              INDIANA GAS COMPANY, INC.
                              Medium-Term Note, Series E

          Original Issue Date:          Redeemable:  Yes __ No __
          Interest Rate:                Initial Redemption Date:
          Overdue Interest Rate:        Redemption Limitation Date:
          Stated Maturity Date:         Initial Redemption Price:
          Issue Price (%):              Reduction Percentage:
          Interest Payment Dates:       Regular Record Dates:
               Repayable at the Option of the Holder: Yes__ No __ Optional Repayment Dates: ____________________ Price to be Repaid (if other than unpaid principal amount plus accrued interest): ___________________

                     ____________________________________________

          No. _____                               Principal Amount
                                                  $_______________
                                                            CUSIP

               INDIANA GAS COMPANY, INC., a corporation duly organized and existing under the laws of the State of Indiana (herein called the "Company," which term includes any successor corporation under the Indenture referred to hereinafter), for value received, hereby promises to pay, without relief from valuation and appraisement laws, to _____________________________________, or registered assigns, the principal sum of _____________________ Dollars on the Stated Maturity Date specified above, and to pay interest thereon from the Original Issue Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on the Interest Payment Dates specified above in each year, commencing with the Interest Payment Date next succeeding the Original Issue Date specified above, at the Interest Rate per annum, if any, specified above (subject to adjustment upon default as specified below), until the principal hereof is paid or duly provided for. Interest so payable shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable, and paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date specified above (whether or not a Business Day (as hereinafter defined)) next preceding such Interest Payment Date. Notwithstanding the foregoing, (a) if the Original Issue Date of this Security is after a Regular Record Date and before the corresponding Interest Payment Date, interest so payable for the period from and including the Original Issue Date to but excluding such Interest Payment Date shall be paid on the next succeeding Interest Payment Date to the Holder hereof on the related Regular Record Date; and (b) interest payable at Maturity shall be paid to the Person to whom principal shall be paid.

          Except as otherwise provided in the Indenture, any such interest not so paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities for this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

               The overdue principal of this Security shall bear interest at the Overdue Interest Rate per annum specified above (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal shall bear interest at the Overdue Interest Rate per annum specified above (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the due date for payment of said principal to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand. If the Interest Rate specified above shall be zero, the principal of this Security shall not bear interest except in the case of a default in payment of principal at Maturity.

               Payment of the principal of and premium, if any, on this Security at Maturity shall be paid by wire transfer in immediately available funds (except that payment on securities in certificated form shall be paid by check except in certain circumstances) upon presentation hereof at the offices of Bank of America Illinois, Chicago, Illinois or at such other office or agency as may be designated for such purpose by the Company from time to time. Payment of interest, if any, on this Security shall be made by wire transfer in immediately available funds (except that payment on securities in certificated form shall be paid by check except in certain circumstances) to the Person entitled thereto as indicated in the Security Register. Payment of the principal of and premium, if any, and interest, if any, on this Security, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

               This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and issuable in one or more series under an Indenture, dated as of February l, 1991 (such Indenture as originally executed and delivered and as hereafter supplemented or amended, together with any constituent instruments establishing the terms of particular Securities, being herein called the "Indenture"), between the Company and Bank of America Illinois (successor to Continental Bank, National Association) (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. This Security is one of the series designated on the first page hereof.

               If any Interest Payment Date, any Redemption Date, any Optional Repayment Date or the Stated Maturity Date shall not be a Business Day (as hereinafter defined), payment of the amounts due on this Security on such date may be made on the next succeeding Business Day, as if each such payment were made on the date such payment were due and no interest shall accrue on such amounts for the period from and after such Interest Payment Date, Redemption Date, Optional Repayment Date or Stated Maturity Date, as the case may be, to such Business Day.

               If, as specified on the first page hereof, this Security is redeemable, this Security is subject to redemption at any time on or after the Initial Redemption Date specified on the first page hereof, as a whole or in part, at the election of the Company, at the applicable redemption price (as described below) plus accrued interest to the date fixed for redemption. Such redemption price shall be the Initial Redemption Price specified on the first page hereof for the twelve-month period commencing on the Initial Redemption Date and shall decline for the twelve-month period commencing on each anniversary of the Initial Redemption Date by a percentage of principal amount equal to the Reduction Percentage specified on the first page hereof until such redemption price is 100% of the principal amount of this Security to be redeemed.

               Notwithstanding the foregoing, the Company may not, prior to the Redemption Limitation Date, if any, specified on the first page hereof, redeem this Security as contemplated above as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an effective interest cost to the Company (calculated in accordance with generally accepted financial practice) less than the effective interest cost to the Company (similarly calculated) of this Security.

               Notice of redemption shall be given by mail to Holders of Securities, not less than 30 days nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture. As provided in the Indenture, notice of redemption at the election of the Company as aforesaid may state that such redemption shall be conditional upon the receipt by the Trustee of money sufficient to pay the principal of and premium, if any, and interest, if any, on this Security on or prior to the date fixed for such redemption; a notice of redemption so conditioned shall be of no force or effect if such money is not so received and, in such event, the Company shall not be required to redeem this Security.

               In the event of redemption of this Security in part only, a new Security or Securities of this series, of like tenor, for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender and cancellation of this Security.

               If so specified on the first page hereof, this Security is repayable by the Company in whole or in part at the option of the Holder hereof on the date or dates specified on the first page hereof (the "Optional Repayment Dates"). If no Optional Repayment Date is specified with respect to this Security, this Security will not be repayable at the option of the Holder hereof prior to the Stated Maturity Date. Unless otherwise specified on the first page hereof, the repayment price for this Security means an amount equal to the sum of (i) 100% of the unpaid principal amount hereof or the portion hereof plus (ii) accrued interest to the date of repayment. For any Security to be repaid, such Security must be received, together with the form thereon entitled "Option to Elect Repayment" duly completed, by the Trustee at its Corporate Trust Office (or such other address of which the Company shall from time to time notify the Holders) not more than 60 nor less than 30 days prior to the date of repayment. Exercise of such repayment option by the Holder will be irrevocable.

               If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of this Security of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

               The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities then Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

               No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligations of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest, if any, on this Security at the times, place and rate, in the coin or currency, and in the manner, herein prescribed.

               As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the offices of Bank of America Illinois, Chicago, Illinois or such other office or agency as may be designated by the Company from time to time, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of authorized denominations and of like tenor and aggregate principal amount, will be issued to the designated transferee or transferees.

               The Securities of this series are issuable only as registered Securities, without coupons, in denominations of $1,000, and any amount in excess thereof that is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series, of any authorized denominations, as requested by the Holder surrendering the same, and of like tenor upon surrender of the Security or Securities to be exchanged at the offices of Bank of America Illinois, Chicago, Illinois or such other office or agency as may be designated by the Company from time to time.

               The Company shall not be required to (a) register the transfer of or exchange Securities of this series during a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities of this series called for redemption or (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

               No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

               The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of Indiana.

               As used herein, "Business Day" means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in The City of New York and Chicago, Illinois are authorized or required by law, regulation or executive order to remain closed. All other terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

               As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.

               Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


          Dated:  April 5, 1995


                                        INDIANA GAS COMPANY, INC.



                                        By:  /s/ Niel C. Ellerbrook

                                        Title:    Senior Vice President
          Attest:

          [Seal]



          /s/Ronald E. Christian

               Title:    Secretary


               This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


          Dated:


                                        BANK OF AMERICA ILLINOIS, as
                                        Trustee



                                        By:
                                             Authorized Officer


               FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto
          [please insert social security or other identifying number of assignee]


          [please print or typewrite name and address of assignee]



          the within Security of INDIANA GAS COMPANY, INC. and does hereby irrevocably constitute and appoint
                              , Attorney, to transfer said Security on the books of the within-mentioned Company, with full power of substitution in the premises.

          Dated:



                                             Notice:  The signature to this
                                             assignment must correspond
                                             with the name as written upon
                                             the first page of the Security
                                             in every particular without
                                             alteration or enlargement or
                                             any change whatsoever.

                                      DTC LEGEND

               Unless this certificate is presented by an authorized representative of The Depository Trust Company (the "Depositary") to the Company or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary and any amount payable thereunder is made payable to Cede & Co. or such other name, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

               Unless and until this Security is exchanged in whole or in part for certificated Securities registered in the names of various beneficial holders hereof as then certified to the Company by the Depositary or a successor depositary (the "Depositary") this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary or another nominee of the Depositary to the Depositary or by the Depositary or any such nominee to a successor depositary or a nominee of such successor depositary.

               This Security may be exchanged for certificated Securities registered in the names of the various beneficial owners hereof only if (a) the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, or (b) the Company elects to issue certificated Securities to beneficial owners (as certified to the Company by the Depositary or a successor depositary) of all securities of any particular issuance of the series designated below.

                                                                  Exhibit C


                              INDIANA GAS COMPANY, INC.
                              Medium-Term Note, Series E

          Original Issue Date:               Interest Determination Date:
          Stated Maturity Date:              Interest Reset Period:
          Issue Price (%):                   Interest Reset Dates:
          Initial Interest Rate:             Rate Determination Dates:
          Base Rate:                         Index Maturity:
          __Commercial Paper Rate            Spread [+/-]:
          __LIBOR                            Spread Multiplier:
             __LIBOR Reuters                 Discount Security: Yes __ No__
             __LIBOR Telerate                Redeemable:  Yes__ No__
          __Treasury Rate                    Initial Redemption Date:
          __CD Rate                             Redemption Limitation Date:
          __CMT Rate                            Initial Redemption Price:
             __CMT Telerate Page 7052           Reduction Percentage:
             __CMT Telerate Page 7055           Repayable at the Option
                                                of the
          __Federal Funds Rate                  Holder: Yes __ No __
          __Prime Rate
          Maximum Interest Rate:             Optional Repayment Dates:
          Minimum Interest Rate:             Price to be Repaid (if other
          Interest Payment Dates:                 than unpaid principal
                                                  amount plus accrued
                                                  interest):



          No.  ____                               Principal Amount
                                                  $_______________
                                                            CUSIP

               INDIANA GAS COMPANY, INC., a corporation duly organized and existing under the laws of the State of Indiana (herein called the "Company", which term includes any successor corporation under the Indenture referred to hereinafter), for value received, hereby promises to pay, without relief from valuation and appraisement laws, to
                ,  or registered assigns, the principal sum of
                                                      Dollars on the Stated
          Maturity Date specified above, and to pay interest thereon from the Original Issue Date set forth above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, monthly, quarterly, semiannually or annually, as specified above for the Interest Payment Period, in arrears on the Interest Payment Dates specified above in each year, commencing with the Interest Payment Date next succeeding the Original Issue Date specified above, and at Maturity, until the principal hereof is paid or duly provided for. Except as otherwise provided herein, the rate of interest to be so paid shall be the Initial Interest Rate specified above until the first Interest Reset Date specified above following the Original Issue Date and thereafter at a rate determined, in accordance with the provisions hereinafter set forth, by reference to the Base Rate specified above plus or minus the Spread, if any, specified above and/or multiplied by the Spread Multiplier, if any, specified above. The interest so payable, and paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which is the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day (as hereinafter defined)). Notwithstanding the foregoing, (a) if the Original Issue Date of this Security is after a Regular Record Date and before the corresponding Interest Payment Date, interest so payable for the period from and including the Original Issue Date to but excluding such Interest Payment Date shall be paid on the next succeeding Interest Payment Date to the Holder hereof on the related Regular Record Date; and (b) interest payable at Maturity shall be paid to the Person to whom principal shall be paid. Except as otherwise provided in the Indenture, any such interest not so paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

               Payment of the principal of and premium, if any, on this Security at Stated Maturity shall be paid by wire transfer in immediately available funds (except that payment on securities in certificated form shall be paid by check except in certain circumstances) upon presentation hereof at the offices of Bank of America Illinois, Chicago, Illinois or at such other office or agency as may be designated for such purpose by the Company from time to time. Payment of interest on this Security shall be made by wire transfer in immediately available funds (except that payment on securities in certificated form shall be paid by check except in certain circumstances) to the Person entitled thereto as indicated in the Security Register. Payment of the principal of and premium, if any, and interest on this Security, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

               This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and issuable in one or more series under an Indenture, dated as of February 1, 1991 (such Indenture as originally executed and delivered and as hereafter supplemented or amended, together with any constituent instruments establishing the terms of particular Securities, being herein called the "Indenture"), between the Company and Bank of America Illinois (successor to Continental Bank, National Association) (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The acceptance of this Security shall be deemed to constitute the consent and agreement of the Holder hereof to all of the terms and provisions of the Indenture. This Security is one of the series designated on the first page hereof.

               Interest payments on this Security shall be the amount of interest accrued from the last date to which interest has been paid or duly provided for, or if no interest has been paid, from and including the Original Issue Date to but excluding the next succeeding Interest Payment Date.

               Accrued interest on this Security shall be calculated by multiplying the outstanding principal amount of this security by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factors calculated for each day in the Interest Payment Period for which accrued interest is being calculated. The interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day shall be computed by dividing the interest rate applicable to such day by 360 if the Base Rate is the Commercial Paper Rate, CD Rate, Prime Rate, Federal Funds Rate or LIBOR, as indicated on the first page hereof, or by the actual number of days in the year if the Base Rate is the CMT Rate or Treasury Rate, as indicated on the first page hereof. For purposes of making the foregoing calculation, the interest rate in effect on any Interest Reset Date shall be the applicable rate as reset on such date. Unless otherwise specified on the first page hereof, all percentages resulting from any calculation of the rate of interest hereon shall be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation shall be rounded to the nearest cent (with .5 of a cent being rounded upwards).

               Except as otherwise provided herein, commencing with the first Interest Reset Date specified on the first page hereof following the Original Issue Date and thereafter upon each succeeding Interest Reset Date specified on the first page hereof, the rate at which interest on this Security is payable shall be reset daily, weekly, monthly, quarterly, semiannually or annually as specified on the first page hereof for the Interest Reset Period. Unless otherwise specified on the first page hereof, the Interest Reset Dates shall be, if the interest rate on this Security resets daily, each Business Day; if the interest rate on this Security (unless the Base Rate is the Treasury Rate) resets weekly, Wednesday of each week; if the Base Rate specified on the first page hereof is the Treasury Rate and resets weekly, Tuesday of each week (except as provided below under "Determination of the Treasury Rate"); if the interest rate on this Security resets monthly, the third Wednesday of each month; if the interest rate on this Security resets quarterly, the third Wednesday of March, June, September and December of each year; if the interest rate on this Security resets semiannually, the third Wednesday of the two months of each year specified on the first page hereof; and if the interest rate on this Security resets annually, the third Wednesday of one month of each year specified on the first page hereof. If an Interest Reset Date for this Security would otherwise be a day that is not a Business Day (as hereinafter defined), such Interest Reset Date shall be the next succeeding Business Day, except that, if the Base Rate specified on the first page hereof is LIBOR and such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

               Anything herein to the contrary notwithstanding, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the first page hereof.

               Unless otherwise specified on the first page hereof, interest will be payable, if the interest rate on this Security resets daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified on the first page hereof; if the interest rate on this Security resets quarterly, on the third Wednesday of March, June, September and December of each year; if the interest rate on this Security resets semiannually, on the third Wednesday of each of two months of each year specified on the first page hereof; and if the interest rate on this Security resets annually, on the third Wednesday of one month of each year specified on the first page hereof (each such day being an "Interest Payment Date").

               If any Interest Payment Date shall not be a Business Day, such Interest Payment Date shall be the next succeeding Business Day, except that, if the Base Rate specified on the first page hereof is LIBOR and such next succeeding Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the next preceding Business Day. If the Stated Maturity Date, Redemption Date or Optional Repayment Date is not a Business Day, payments of principal, premium, if any, and interest due on this Security may be made on the next succeeding Business Day, and no interest shall accrue on such amounts for the period from and after such Stated Maturity Date, Redemption Date or Optional Repayment Date, as the case may be, to such Business Day.

               The Company will appoint, and enter into an agreement with, an agent (the "Calculation Agent") to calculate the interest rates on floating rate Securities (including this Security). Unless otherwise specified on the first page hereof, Bank of America Illinois shall be the Calculation Agent. All determinations of interest rates by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder hereof.

               Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date the rate of interest shall be the rate determined in accordance with the provisions of the applicable heading below.

               As used herein, "Interest Determination Date" means the date as of which the interest rate for this Security is to be calculated, to be effective as of the following Interest Reset Date and calculated on the related Calculation Date (as defined below). Unless otherwise specified on the first page hereof, the "Interest Determination Date" pertaining to an Interest Reset Date, if the Base Rate specified on the first page hereof is the Commercial Paper Rate, CD Rate, CMT Rate, Federal Funds Rate and Prime Rate, will be the second Business Day next preceding such Interest Reset Date; the Interest Determination Date pertaining to an Interest Reset Date, if the Base Rate specified on the first page hereof is the LIBOR, will be the second London Banking Day next preceding such Interest Reset Date; and the Interest Determination Date pertaining to an Interest Reset Date, if the Base Rate specified on the first page hereof is the Treasury Rate, will be the day of the week in which such Interest Reset Date falls on which Treasury Bills (hereafter defined) are normally auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday.
          If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on a day that otherwise would be an Interest Reset Date for a Treasury Rate Note, such Interest Reset Date will be the next following Business Day. If no auction is held for a particular week, the Interest Determination Date pertaining to the Interest Reset Date occurring in that week will be the first Business Day of that week.

               Unless otherwise specified on the first page hereof, the "Calculation Date", if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Stated Maturity Date, as the case may be.

          Determination of Commercial Paper Rate

               If the Base Rate specified on the first page hereof is the Commercial Paper Rate, this Security shall bear interest for each Interest Reset Period at an interest rate calculated with reference to the Commercial Paper Rate, determined as set forth below, and the Spread and/or Spread Multiplier, if any, specified on the first page hereof.

               The Commercial Paper Rate with respect to any Interest Determination Date shall be determined by the Calculation Agent on the Calculation Date and shall be (a) the Money Market Yield (as defined herein) on the Interest Determination Date (a "Commercial Paper Rate Determination Date") of the rate for commercial paper having the Index Maturity specified on the first page hereof as such rate shall be published in H.15(519) (as hereinafter defined) under the heading "Commercial Paper", or if such rate is not so published prior to 3:00 p.m., New York City time, on the Calculation Date, then the Commercial Paper Rate for such Interest Reset Period shall be the Money Market Yield as of such Commercial Paper Rate Determination Date of the rate for commercial paper of the Index Maturity specified on the first page hereof as published in Composite Quotations (as hereinafter defined) under the heading "Commercial Paper" or (b) if neither of such rates is published by 3:00 p.m., New York City time, on the Calculation Date, the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date, of three leading dealers in commercial paper in The City of New York selected by the Calculation Agent, in its discretion, for commercial paper of the Index Maturity specified on the first page hereof placed for an industrial issuer whose bonds are rated "AA", or the equivalent, by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid are not quoting offered rates as described in this sentence, the Commercial Paper Rate with respect to such Interest Determination Date shall be deemed to be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

               "Money Market Yield" shall be a yield calculated in accordance with the following formula:
                                             D x 360
                    Money Market Yield =     ---------------      x 100
                                             360 - (D x M)

          where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which accrued interest is being calculated.

          Determination of LIBOR

               If the Base Rate specified on the first page hereof is LIBOR, this Security shall bear interest for each Interest Reset Period at an interest rate calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any, specified on the first page hereof. LIBOR for each Interest Reset Period shall be determined by the Calculation Agent with respect to an Interest Determination Date (a "Libor Interest Determination Date"), as specified on the first page hereof, as follows:

                  (i) The Calculation Agent will determine (a) if "LIBOR Reuters" is specified on the first page hereof, the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified on the first page hereof, commencing on the Interest Reset Date, which appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on such LIBOR Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page ("LIBOR Reuters") or (b) if "LIBOR Telerate" is specified on the first page hereof, the offered rate on such LIBOR Determination Date for deposits in U.S. dollars having the Index Maturity designated on the first page hereof that appears on the Telerate Page 3750 as of 11:00 a.m. London time, on that LIBOR Determination Date ("LIBOR Telerate"). "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBOR page on that service for the purpose of displaying London interbank offered rates of major banks). "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that Service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If neither LIBOR Reuters nor LIBOR Telerate is specified on the first page hereof, LIBOR will be determined as if LIBOR Telerate had been specified. In the case where (a) above applies, if fewer than two offered rates appear on the Reuters Screen LIBO Page, or, in the case where (b) above applies, if no rate appears on the Telerate Page 3750, as applicable, LIBOR with respect to that Interest Reset Date will be determined as if the parties had specified the rate described in (ii) below.

                      (ii) The Calculation Agent will request the principal London office of each of four major banks in the London interbank market selected by the Calculation Agent, in its discretion, to provide the Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on the Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in the City of New York selected by the Calculation Agent, in its discretion, at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity commencing on such Interest Reset Date, and in a principal amount equal to an amount not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by the Calculation Agent are quoting rates as described in this sentence, "LIBOR" for such Interest Reset Period will be deemed to be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

          Determination of Treasury Rate

               If the Base Rate specified on the first page hereof is the Treasury Rate, this Security shall bear interest for each Interest Reset Period at an interest rate calculated with reference to the Treasury Rate, as determined below, and the Spread and/or Spread Multiplier, if any, specified on the first page hereof.

               The Treasury Rate, with respect to any Interest Determination Date (a "Treasury Rate Determination Date"), shall be determined by the Calculation Agent on the Calculation Date and shall be the rate for the auction held on such Treasury Rate Determination Date of direct obligations of the United States ("Treasury bills") having the Index Maturity specified on the first page hereof, as such rate shall be published in H.l5(5l9) under the heading "U.S. Government Securities - Treasury bills - auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity specified on the first page hereof are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified on the first page hereof; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as described in this sentence, then the "Treasury Rate" for such Interest Reset Period shall be deemed to be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

          CD Rate Notes

               If the Base Rate specified on the first page hereof is the CD Rate, this Security shall bear interest at the rates calculated with reference to the CD Rate, as determined below, and the Spread and/or Spread Multiplier, if any, specified on the first page hereof.

               The CD Rate with respect to any Interest Determination Date (a "CD Rate Interest Determination Date"), shall be determined by the Calculation Agent on the Calculation Date and shall be the rate on such CD Rate Determination Date for negotiable certificates of deposit having the Index Maturity specified on the first page hereof as published in H.15(519) under the heading "CDs (Secondary Market)," or, if not published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on such CD Rate Interest Determination Date for negotiable certificates of deposit of the Index Maturity specified on the first page hereof as published in Composite Quotations under the heading "Certificates of Deposit." If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 p.m., New York City time, on the related Calculation Date, then the CD Rate on such CD Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money market banks for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity designated on the first page hereof in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate determined as of such CD Rate Interest Determination Date will be the CD Rate in effect for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

          CMT Rate Notes

               If the Base Rate specified on the first page hereof is the CMT Rate, this Security shall bear interest at the rates calculated with reference to the CMT Rate, as determined below, and the Spread and/or Spread Multiplier, if any, specified on the first page hereof.

               The CMT Rate with respect to any Interest Determination Date (a "CMT Rate Interest Determination Date"), shall be calculated by the Calculation Agent on the Calculation Date and shall be the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption "--- Treasury Constant Maturities --- Federal Reserve Board Release H.15 --- Mondays Approximately 3:45 p.m.," under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and
          (ii) if the Designated CMT Telerate page is 7052, the week, or the month, as applicable, ended immediately preceding the week in which the related CMT Rate Interest Determination Date occurs.
          If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published, or if not published by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 p.m. New York City time, on the related Calculation Date, then the CMT Rate for the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate for such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate will be the CMT Rate in effect for immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest
          Rate). If two Treasury Notes with an original maturity as described in the third preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

               "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page designated on the first page hereof (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)), for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified on the first page hereof, the Designated CMT Telerate Page shall be 7052, for the most recent week.

               "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified on the first page hereof with respect to which the CMT Rate will be calculated. If no such maturity is specified on the first page hereof, the Designated CMT Maturity Index shall be 2 years.

          Federal Funds Rate Notes

               If the Base Rate specified on the first page hereof is the Federal Funds Rate, this Security shall bear interest at the rates calculated with reference to the Federal Funds Rate, as determined below, and the Spread and/or Spread Multiplier, if any, specified on the first page hereof.

               The Federal Funds Rate with respect to any Interest Determination Date (a "Federal Funds Rate Interest Determination Date"), shall be calculated by the Calculation Agent on the Calculation Date and shall be the rate on such Federal Funds Rate Interest Determination Date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 p.m., New York City time, on the related Calculation Date such rate is not published in either H.15(519) or Composite Quotations, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York selected by the Calculation Agent prior to 9:00 a.m., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect for immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

          Prime Rate Notes

               If the Base Rate specified on the first page hereof is the Prime Rate Note, this Security shall bear interest at the rates calculated with reference to the Prime Rate, as determined below, and the Spread and/or Spread Multiplier, if any, specified on the first page hereof.

               The Prime Rate with respect to any Interest Determination Date (a "Prime Rate Interest Determination Date"), shall be calculated by the Calculation Agent on the Calculation Date and shall be the rate on such Prime Rate Interest Determination Date published in H.15(519) under the heading "Bank Prime Loan." If such rate is not published prior to 3:00 p.m., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen NYMF Page (as defined below) as such bank's prime rate or base lending rate is in effect for such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen NYMF Page for such Prime Rate Interest Determination Date, the Prime Rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent. If fewer than four such quotations are provided, the Prime Rate will be determined by the Calculation Agent on the basis of the rates furnished in The City of New York by three substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, each having total equity capital of at least $500 million and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks or trust companies selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date will be the Prime Rate in effect for immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

               "Reuters Screen, NYMF Page" means the display designated as page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

               If, as specified on the first page hereof, this Security is redeemable, this Security is subject to redemption at any time on or after the Initial Redemption Date specified on the first page hereof, as a whole or in part, at the election of the Company, at the applicable redemption price (as described below) plus accrued interest to the date fixed for redemption. Such redemption price shall be the Initial Redemption Price specified on the first page hereof for the twelve-month period commencing on the Initial Redemption Date and shall decline for the twelve-month period commencing on each anniversary of the Initial Redemption Date by a percentage of principal amount equal to the Reduction Percentage specified on the first page hereof until such redemption price is 100% of the principal amount of this Security to be redeemed.

               Notwithstanding the foregoing, the Company may not, prior to the Redemption Limitation Date, if any, specified on the first page hereof, redeem this Security as contemplated above as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an effective interest cost to the Company (calculated in accordance with generally accepted financial practice) less than the effective interest cost to the Company (similarly calculated) of this Security.

               Notice of redemption shall be given by mail to Holders of Securities, not less than 30 days nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture. As provided in the Indenture, notice of redemption at the election of the Company as aforesaid may state that such redemption shall be conditional upon the receipt by the Trustee of money sufficient to pay the principal of and premium, if any, and interest on this Security on or prior to the date fixed for such redemption; a notice of redemption so conditioned shall be of no force or effect if such money is not so received and, in such event, the Company shall not be required to redeem this Security.

               In the event of redemption of this Security in part only, a new Security or Securities of this series, of like tenor, for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

               If so specified on the first page hereof, this Security is repayable by the Company in whole or in part at the option of the Holder hereof on the date or dates specified on the first page hereof (the "Optional Repayment Dates"). If no Optional Repayment Date is specified with respect to this Security, this Security will not be repayable at the option of the Holder hereof prior to the Stated Maturity Date. Unless otherwise specified on the first page hereof, the repayment price for this Security means an amount equal to the sum of (i) 100% of the unpaid principal amount hereof or the portion hereof plus (ii) accrued interest to the date of repayment. For any Security to be repaid, such Security must be received, together with the form thereon entitled "Option to Elect Repayment" duly completed, by the Trustee at its Corporate Trust Office (or such other address of which the Company shall from time to time notify the Holders) not more than 60 nor less than 30 days prior to the date of repayment. Exercise of such repayment option by the Holder will be irrevocable.

               If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture.

               The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities then Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

               No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Security at the times, place and rate, in the coin or currency, and in the manner, herein prescribed.

               As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the offices of Bank of America Illinois, Chicago, Illinois or such other office or agency as may be designated by the Company from time to time, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and of like tenor and aggregate principal amount, will be issued to the designated transferee or transferees.

               The Securities of this series are issuable only as Registered Securities, without coupons, in denominations of $1,000, and any amount in excess thereof that is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series, of any authorized denominations, as requested by the Holder surrendering the same, and of like tenor upon surrender of the Security or Securities to be exchanged at the offices of Bank of America Illinois, Chicago, Illinois or such other office or agency as may be designated by the Company from time to time.

               The Company shall not be required to (a) register the transfer of or exchange Securities of this series during a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities of this series called for redemption or (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

               No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

               The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of Indiana.

               As used herein,

                    (l) "Business Day" means any day, other than a Saturday or Sunday, which is (a) not a day on which banking institutions or trust companies in The City of New York, New York and Chicago, Illinois are authorized or required by law, regulation or executive order to remain closed and
                         (b) if the Base Rate specified on the first page hereof is LIBOR, is also a London Banking Day. "London Banking Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market;

                    (2) "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System; and

                    (3) "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities", or any successor release, published by the Federal Reserve Bank of New York.

          All other terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

               As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.

               Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


          Dated:  April 5, 1995

                                        INDIANA GAS COMPANY, INC.



                                        By:  /s/ Niel C. Ellerbrook

                                        Title:    Senior Vice President

          Attest:


          /s/ Ronald E. Christian

               Title:    Secretary


               This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


          Dated:

                                             BANK OF AMERICA ILLINOIS,
                                                 as Trustee



                                             By:
                                                  Authorized Officer

               FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto
          [please insert social security or other identifying number of assignee]


          [please print or typewrite name and address of assignee]



          the within Security of INDIANA GAS COMPANY, INC. and does hereby irrevocably constitute and appoint
                              , Attorney, to transfer said Security on the books of the within-mentioned Company, with full power of substitution in the premises.


          Dated:



                                             NOTICE:  The signature to this
                                             assignment must correspond
                                             with the name as written upon
                                             the first page of the Security
                                             in every particular without
                                             alteration or enlargement or
                                             any change whatsoever.

                                      DTC LEGEND


               Unless this certificate is presented by an authorized representative of The Depository Trust Company (the "Depositary") to the Company or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary and any amount payable thereunder is made payable to Cede & Co. or such other name, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

               Unless and until this Security is exchanged in whole or in part for certificated Securities registered in the names of various beneficial holders hereof as then certified to the Company by the Depositary or a successor depositary (the "Depositary") this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary or another nominee of the Depositary to the Depositary or by the Depositary or any such nominee to a successor depositary or a nominee of such successor depositary.

               This Security may be exchanged for certificated Securities registered in the names of the various beneficial owners hereof only if (a) the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, or (b) the Company elects to issue certificated Securities to beneficial owners (as certified to the Company by the Depositary or a successor depositary) of all securities of any particular issuance of the series designated below.